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                                                                    Exhibit 23.3

                       [FRAZIER & DEETER, LLC LETTERHEAD]


             CONSENT OF FRAZIER & DEETER, LLC INDEPENDENT AUDITORS

We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Verso Technologies, Inc. filed with the Securities and Exchange Commission of our report dated June 27, 2003 with respect to the consolidated financial statements of Clarent Corporation as of December 31, 2002 and for the year then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-1.


                                            /s/ Frazier & Deeter, LLC

                                            Frazier & Deeter, LLC

Atlanta, Georgia
October 7, 2003